Exhibit 3(xxiii)

State of Delaware

Kent County, ss.

I, MICHAEL T. SCUSE, Recorder of Deeds for Kent County, Delaware, do hereby certify that

CERTIFICATE OF AMENDMENT

OF

FRITECO, INC.

was received for record in this office on September 29, 1987 and the same appears of record in the Recorder’s Office for said County in Corporation Record N Volume 108 Page 138 Etc.

Witness my hand and Official Seal, this Twenty-Ninth day of September A.D. 1987

RECORDER

DEC 10 1987

THE CORPORATION TRUST COMPANY

Associated with C T Corporation System
CORPORATION TRUST CENTER
1209 ORANGE STREET	MAILING ADDRESS:
WILMINGTON, DEL. 19801	P.O. BOX 631
(302) 658-7581	WILMINGTON, DEL. 19899

Dec 8 1987

RE:	ORE-IDA VENDED PRODUCTS, INC. FORMERLY: FRITECO, INC.

H.J. HEINZ COMPANY
ATT: DANIEL SHAW, ATTORNEY
P.O. BOX 57
PITTSBURG, PENNSYLVANIA 15230

Attached for the permanent records of this corporation, is the certified recorded copy of your document, which has just been released by the Recorder of Deeds.

THE CORPORATION TRUST COMPANY

George J. Coyle
Assistant Vice-President

Enclosure

PAGE 1 [ILLEGIBLE]

State of Delaware

Book 626 PAGE 172

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF FRITECO, INC. FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 1987, AT 10 O’CLOCK A.M.

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Michael Harkins, Secretary of State
AUTHENTICATION: 1413456
877268054	DATE: 09/25/1987

BOOK 626 PAGE 173

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF FRITECO, INC.

Friteco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

FIRST: That the board of directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the certificate of incorporation of said corporation:

RESOLVED, that the certificate of incorporation of the corporation be amended by changing Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is: Ore-Ida Vended Products, Inc.”

BE IT FURTHER RESOLVED, that the certificate of incorporation of the corporation be amended by changing Article thereof numbered “SECOND” so that, as amended, said Article shall be and read as follows:

“SECOND: The registered office of the corporation is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware and The Corporation Trust Company shall be and is hereby appointed registered agent of the corporation at the aforesaid address.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the state of Delaware, and said written consent was filed with the corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of Title 8 of the Delaware Code of 1953.

BOOK 626 PAGE 174

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Gerald D. Herrick, its president, and John G. Mueller, its assistant secretary, this 17th day of September, 1987.

By:		, President

Gerald D. Herrick

By:		, Assistant Secretary

John G. Mueller

Attest:		, Assistant Secretary

John G. Mueller

0633G

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ORE-IDA VENDED PRODUCTS, INC.”, CHANGING ITS NAME FROM “ORE-IDA VENDED PRODUCTS, INC. “ TO “HEINZ PURCHASING COMPANY”, FILED IN THIS OFFICE ON THE FIFTH DAY OF AUGUST, A.D. 2008, AT 3:50 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Harriet Smith Windsor, Secretary of State
2069015 8100	AUTHENTICATION:	6776423
080847844	DATE:	08-06-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:16 PM 08/05/2008 FILED 03:50 PM 08/05/2008 SRV 080847844 – 2069015 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF ORE-IDA VENDED PRODUCTS, INC.

Ore-Ida Vended Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the certificates of incorporation of the corporation be amended by changing Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is: Heinz Purchasing Company.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and said written consent was filed with the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Ore-Ida Vended Products, Inc. has caused David C. Moran, its President, and Rene D. Biedzinski, its Secretary, to sign this Certificate this 31st day of July, 2008.

By:

David C. Moran
President

By:

Rene D. Biedzinski
Secretary

41524-1

0000000300-018

07/31/2008

Exhibit A

BY-LAWS

OF

FRITECO. INC.

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the corporation shall be located in the city of McLean, state of Virginia.

Section 2. Other Offices. The corporation may have other offices and places of business, or move its principal office, as shall be determined by the directors.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. Each meeting of the stockholders shall be held at such place, within or outside the State of Delaware, as shall be fixed by the Board of Directors and designated in the notice of such meeting.

Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on the date selected by the Board of Directors in each calendar year, beginning with 1987.

Section 3. Notice of Annual Meeting. Notice of the annual meeting of stockholders shall be given not less than ten nor more than fifty days prior to such meeting to each holder of record of shares having voting power exercisable at such meeting.

Section 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, the President or the Secretary, and must be called upon receipt by the corporation of the written request of the holders of record of at least twenty-five percent of the shares then outstanding and having voting power exercisable at such meeting.

Section 5. Notice of Special Meetings. Notice of any special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given not less than ten nor more than fifty days prior to such meeting to each holder of record of shares having voting power exercisable at such meeting. The notice shall also set forth at whose direction it shall have been issued.

Section 6. Quorum. At any meeting of the stockholders, the holders of record of a majority of the shares having voting power exercisable at such meeting shall constitute a quorum for all purposes, except as otherwise provided by law or by the Certificate of Incorporation.

Section 7. Voting. At each meeting of the stockholders, every holder of record of shares having voting power exercisable at such meeting may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share registered in his name in the records of the Corporation.

Section 8. Adjourned Meetings. Any meeting of stockholders may be adjourned to a designated time and place by the vote of the holders of record of a majority of the shares having voting power exercisable at such meeting and represented by persons present in person or by proxy, even though a quorum may not exist. No notice of such an adjourned meeting, other than by announcement at the meeting, need be given, and any business which might have been transacted at the meeting as originally called may be transacted at such adjourned meeting.

Section 9. Action by Written Consent of Stockholders. Whenever by any provision of statute, the Certificate of Incorporation or these By-Laws, the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if the holders of record of the number of shares necessary to approve such corporate action pursuant to Article II, Section 7 above, assuming that all of the stockholders who would have been entitled to vote upon the action if such meeting were held did Vote, shall consent in writing to the taking of such corporate action.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors of the corporation shall be eight (8), who shall hold office for the term of one year or until their successors shall be elected and qualified. The number of directors may be increased or decreased from time to time by amendment of these By-Laws made by a majority of the Board of Directors or by the stockholders, subject to limitations prescribed by statute or by the Certificate of Incorporation. The number of directors may be fewer than three when all of the shares are owned by fewer than three stockholders, but in such event the number of directors may not be fewer than the number of stockholders. Directors need not be stockholders.

Section 2. Powers. The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, provided that the same shall not be inconsistent with law, the Certificate of Incorporation or these By-Laws. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board of Directors may exercise all of such powers of the corporation and do such lawful acts and things as are not by the Certificate of Incorporation or by these By-Laws directed or required to be performed or done by the stockholders.

Section 3. Meetings, Quorum, Action Without Meeting. Each meeting of the Board of Directors may be held at any place, either within or outside the State of Delaware, provided that a quorum be in attendance. Except as may be otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors in office shall constitute a quorum at any meeting of the Board, and the vote of a majority of a quorum of directors shall constitute the act of the Board. The Board may, without notice, hold an annual meeting immediately after the annual meeting of stockholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board. The Chairman of the Board, the President or the Secretary may, and at the request of any two directors must, call a special meeting of the Board of Directors on five days’ notice given by mail, or on two days’ notice given personally or by telegraph or cable, to each director. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or such committee shall consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or of such committee shall be filed with the minutes of the proceedings of the Board or of such committee.

Section 4. Vacancies, Removal. Except as otherwise provided in the Certificate of Incorporation or in this paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause or by reason of newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, even though a quorum may not exist, or such vacancies may be filled by the stockholders. Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by stockholders to be by a greater vote, any one of more of the directors may be removed, (a) either for or without cause, at any time, by vote of the holders of record of a majority of the shares of the corporation having voting power exercisable thereat and represented by persons present in person or by proxy, at any special meeting of the stockholders, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of stockholders or at a regular or special meeting of the Board of Directors.

Section 5. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority as may be provided in said resolution, subject to any restrictions prescribed by law.

ARTICLE IV

OFFICERS

Section 1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors, and they shall hold office at the pleasure of the Board. In addition, the Board of Directors may elect an Assistant Secretary and an Assistant Treasurer. Except for the offices of President and Secretary, any two or more offices may be held by one person; provided, however, that if all of the issued and outstanding shares of the corporation are owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of such offices shall be filled by the Board. Any officer may be removed at any time by the afirmative vote of a majority (unless the Certificate of Incorporation shall require a larger vote) of the directors present at a special meeting of the Board of Directors called for such purpose.

Section 2. Other Officers. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary or appropriate, or, if and to the extent that the Board shall not prescribe specific powers and duties for any such other officer or officers, with all powers and duties that are customarily incident to such office or offices.

Section 3. The Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders and shall have and perform such other powers and duties as from time to time may be prescribed by the Board of Directors.

Section 4. The President. The President, who may but need not be a director, shall be the chief executive officer of the Corporation and while the Board of Directors is not in session shall have general management and control of the business and affairs of the Corporation and, if the Chairman shall be absent, shall preside at all meetings of the Board of Directors and of the stockholders. He shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and he may exercise such powers, and he shall perform such duties, as from time to time may be prescribed by the Board of Directors.

Section 5. The Treasurer. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation. He shall receive and give receipts and acquittances for moneys paid to or for the account of the Corporation, and shall, out of the funds on hand, make payment of all bills, payrolls and other just debts of the Corporation, of whatever nature, upon maturity. He shall enter regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid out by him on account of the Corporation, and he may exercise all other powers, and he shall perform all other duties, as are customarily incident to the office of Treasurer, as well as such powers and duties as may be prescribed by the Board of Directors or the President.

Section 6. The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the stockholders and shall attend to the giving and serving of all notices to the stockholders and directors or other notices required by law or by these By-Laws. He shall affix the seal of the Corporation to deeds, contracts and other instruments in writing under any circumstances in which such affixation shall be required or requested and, when so affixed, the seal shall be attested under signature of the Secretary. In case the Secretary shall be absent or disabled, or in case it shall not be convenient for the Secretary to affix the seal of the Corporation and attest the same at any particular time or times or on any particular deeds, contracts or other instruments, the President, the Treasurer or any officer of the Corporation so authorized by the Board of Directors may affix the seal at any such time or to any such deed, contract or other instrument, and attest the same. The Secretary shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he may exercise all other powers, and he shall perform all other duties, as are customarily incident to the office of the Secretary, as well as such powers and duties as may be prescribed by the Board of Directors or the President.

Section 7. Salaries. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer shall be a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing for the same.

ARTICLE V

SHARES

Section 1. Form and Execution of Certificates. Certificates for shares shall be in such form as required by the law of the State of Delaware and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued and shall be signed by the Chairman of the Board or the President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Such certificates may be sealed with the corporate seal or a facsimile thereof. When any such certificate is countersigned by a transfer agent or registered by a registrar (in each case, other than the Corporation itself or any employee thereof), the signatures of any such officers may be facsimile signatures. In case any officer who shall have signed or whose facsimile signature shall have been placed upon a certificate shall cease to be such officer before such certificate shall be issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Transfer. Transfer of shares shall be registered upon the books of the Corporation only by the holder of record in person or by attorney duly authorized and only upon surrender of the certificate or certificates for such shares properly assigned for transfer.

Section 3. Lost or Destroyed Certificates. The holder of record of any certificate for shares of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors shall cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, upon the deposit of indemnity (by way of bond or otherwise), in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against any claim against, or loss or liability to, the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate; and upon satisfaction of any other reasonable requirements imposed by the Board of Directors.

Section 4. Record Date. In lieu of closing the books of the Corporation, the Board of Directors, for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be less than ten nor more than fifty days before the date of such meeting, nor more than fifty days before any other action.

ARTICLE VI

MISCELLANEOUS

Section 1. Dividends. The Board of Directors may declare dividends from time to time upon the shares of the Corporation from the surplus or net profits available therefor.

Section 2. Seal. The Board of Directors shall approve and adopt a corporate seal that shall contain the name of the Corporation and the year of its incorporation, and such seal shall be used as authorized by these By-Laws.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be the year determined by the Board of Directors.

Section 4. Checks, Notes, etc. Checks, notes (whether secured or unsecured), drafts, bills of exchange and orders for the payment of money may be signed or endorsed by such officers or agents as shall be so authorized from time to time by the Board of Directors. The funds of the Corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the Board of Directors.

Section 5. Notice and waiver of Notice. Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing or by telegram, cable or radiogram, and the presence of any person at a meeting, or the participation of any person in any action taken without a meeting, shall constitute waiver of notice thereof as to such person. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office or post box in a sealed postpaid wrapper, addressed to such stockholder, officer or director, at such address as appears on the books of the Corporation and, if given in such manner, such notice shall be deemed to have been given on the day of such deposit.

ARTICLE VII

AMENDMENTS

Section 1. By Stockholders. These By-Laws may be amended at any stockholders’ meeting by vote of the holders of record of a majority (unless the Certificate of Incorporation shall require a greater percentage) of the shares having voting power exercisable at such meeting and represented by persons present either in person or by proxy, provided that notice of the amendment shall have been or shall be included in the notice of such meeting or in any waiver of such notice.

Section 2. By Directors. The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority vote (unless the Certificate of Incorporation shall require a larger vote) of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the stockholders.

STATEMENT OF SOLE INCORPORATOR

OF FRITECO, INC.

The certificate of incorporation of this corporation having been filed in the office of the Secretary of State of Delaware, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation.

1. The following person was elected as director to hold office until the first annual meeting of stockholders or until his respective successor is elected and qualified:

Conor D. Reilly

2. The board of directors was authorized to make and adopt the by-laws of the corporation and, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the certificate of incorporation, in such amounts and for such considerations as from time to time shall be determined by the board of directors and as may be permitted by law.

Dated: August 16, 1985

Conor D. Reilly